                                                                   Exhibit 23.02
                          CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Exodus Communications, Inc.:

   We consent to the use of our report included herein and the references to our firm under the headings "Experts," "Summary Consolidated Financial Information" and "Selected Consolidated Financial Data" in the Prospectus.

                                          KPMG LLP

Mountain View, California
September 23, 1999